APPENDIX A
TO
THE CUSTODIAN AGREEMENT
BETWEEN
GLOBAL X MANAGEMENT COMPANY, LLC
and
BROWN BROTHERS HARRIMAN & CO.
Dated as of 11/13/2018

The following is a list of Funds/Portfolios for which the Custodian shall serve under a Custodian
Agreement dated as of 10/20/2008 "the Agreement":

Global X Adaptive U.S. Factor ETF
Global X Advanced Materials ETF
Global X Future Analytics Tech ETF
Global X Augmented & Virtual Reality ETF
Global X Autonomous & Electric Vehicles ETF
Global X S&P 500® Catholic Values ETF
Global X S&P 500 Covered Call ETF
Global X S&P 500® Quality Dividend ETF
Global X Cement ETF
Global X Central America Index ETF
Global X Central and Northern Europe ETF
Global X China Consumer ETF
Global X China Energy ETF
Global X China Financials ETF
Global X China Industrials ETF
Global X China Materials ETF
Global X China Mid Cap ETF
Global X Cloud Computing ETF
Global X Conscious Companies ETF
Global X Copper Miners ETF
Global X Czech Republic Index ETF
Global X DAX Germany ETF
Global X E-commerce ETF
Global X Eastern Europe ETF
Global X Education Thematic ETF
Global X Emerging Africa ETF
Global X Fertilizers/Potash ETF
Global X FinTech ETF
Global X Founder-Run Companies ETF
Global X FTSE Bangladesh Index ETF
Global X FTSE Frontier Markets ETF
Global X FTSE Morocco 20 Index ETF
Global X FTSE Nordic Region ETF
Global X MSCI Portugal ETF
Global X FTSE Railroads ETF
Global X FTSE Sri Lanka Index ETF
Global X FTSE Toll Roads & Ports ETF
Global X FTSE Ukraine Index ETF
Global X Genomics ETF
Global X Gold Explorers ETF
Global X Guru® Index ETF
Global X Health & Wellness Thematic ETF
Global X Hungary Index ETF
Global X Internet of Things ETF
Global X | JPMorgan Efficiente Index ETF
Global X | JPMorgan US Sector Rotator Index ETF
Global X Kazakhstan Index ETF
Global X Kuwait ETF
Global X Land ETF
Global X Lithium & Battery Tech ETF
Global X Longevity Thematic ETF
Global X Luxembourg ETF
Global X Millennials Thematic ETF
Global X MLP & Energy Infrastructure ETF
Global X MLP ETF
Global X MLP Natural Gas ETF
Global X MSCI Argentina ETF
Global X MSCI China Consumer Staples ETF
Global X MSCI China Real Estate ETF
Global X MSCI China Health Care ETF
Global X MSCI China Utilities ETF
Global X MSCI China Information Technology ETF
Global X MSCI China Large-Cap 50 ETF
Global X MSCI Colombia ETF
Global X MSCI Greece ETF
Global X MSCI Nigeria ETF
Global X MSCI Norway ETF
Global X MSCI Pakistan ETF
Global X MSCI SuperDividend® EAFE ETF
Global X NASDAQ 100 Covered Call ETF
Global X NASDAQ China Technology ETF
Global X Next Emerging & Frontier ETF
Global X Risk Parity ETF
Global X Robotics & Artificial Intelligence ETF
Global X Russell 2000 Covered Call ETF
Global X Scientific Beta Asia ex-Japan ETF
Global X Scientific Beta Developed Markets ex-US ETF
Global X Scientific Beta Emerging Markets ETF
Global X Scientific Beta Europe ETF
Global X Scientific Beta Japan ETF
Global X Scientific Beta US ETF
Global X Silver Miners ETF
Global X Slovakia Index ETF
Global X Social Media ETF
Global X FTSE Southeast Asia ETF
Global X Southern Europe ETF
Global X Sub-Saharan Africa Index ETF
Global X SuperDividend® Alternatives ETF
Global X MSCI SuperDividend® Emerging Markets ETF
Global X SuperDividend® ETF
Global X SuperDividend® REIT ETF
Global X SuperDividend® US ETF
Global X SuperIncome™ Preferred ETF
Global X Uranium ETF
Global X TargetIncomeTM 5 ETF
Global X TargetIncomeTM Plus 2 ETF
Global X Thematic Growth ETF
Global X U.S. Infrastructure Development ETF
Global X U.S. Preferred ETF
Global X YieldCo Index ETF

(Signature page follows.)
IN WITNESS WHEREOF, each of the parties hereto has caused this to be executed in its name and on behalf of each such Fund/Portfolio.

GLOBAL X MANAGEMENT COMPANY, LLC
BY: ___/s/ Lisa K Whittaker________________
NAME: Lisa K. Whittaker
TITLE: General Counsel